Exhibit 99.1

CUSIP NO. 256135203	13G	Page 16 of 18

Joint Filing Agreement

February 14, 2017

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Commonwealth Bank of Australia, Colonial Holding Company Limited, Commonwealth Insurance Holdings Limited, Colonial First State Group Limited, First State Investments (UK Holdings) Limited, SI Holdings Limited, First State Investment Managers (Asia) Limited and First State Investment Management (UK) Limited each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Commonwealth Bank of Australia

By:	/s/ Taryn Morton

Name: Taryn Morton

Title:   Company Secretary

Colonial Holding Company Limited

By:	/s/ Warwick Bryan

Name: Warwick Bryan

Title:   Director

Commonwealth Insurance Holdings Limited

By:	/s/ Warwick Bryan

Name: Warwick Bryan

Title:   Director

Colonial First State Group Limited

By:	/s/ Andrew Morgan

Name: Andrew Morgan

Title:   Director

First State Investments (UK Holdings) Ltd

By:	/s/ Rebecca Sheppard

Name: Rebecca Sheppard

Title:   Company Secretary

SI Holdings Limited

By:	/s/ Rebecca Sheppard

Name: Rebecca Sheppard

Title:   Company Secretary

CUSIP NO. 256135203	13G	Page 17 of 18

First State Investment Managers (Asia) Limited

By:	/s/ David Dixon

Name: David Dixon

Title:   Director

First State Investment Management (UK) Limited

By:	/s/ Rebecca Sheppard

Name: Rebecca Sheppard

Title:   Company Secretary